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                    DIRECTORS' DEFERRED COMPENSATION PLAN OF
                                CFS BANCORP, INC.

                            EFFECTIVE JANUARY 1, 2005













                                KRIEG DEVAULT LLP
                               ONE INDIANA SQUARE
                                   SUITE 2800
                             INDIANAPOLIS, IN 46204
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                                  INTRODUCTION

      The purpose of this Plan and its related Trust is to permit Directors to defer the receipt and resulting taxation of the Fees to be received for services as a Director. All benefits payable under this Plan shall be paid solely out of the Trust assets or from the general assets of the Company.

                                   ARTICLE I

                                   DEFINITIONS

      Whenever the initial letter of the following words or phrases is capitalized herein, those words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

      1.1. "Accounting Date" means the last day of each calendar three-month period (and any other date selected by the Committee).

      1.2. "Affiliate" means the Company and any other corporation or trade or business whose employees are treated as being employed by the Company under Code Sections 414(b), 414(c), 414(m) or 414(o).

      1.3. "Bank" means Citizens Financial Services, FSB.

      1.4. "Board" means the Board of Directors of CFS Bancorp, Inc.

      1.5. "Code" means the Internal Revenue Code of 1986, as amended.

      1.6. "Committee" means the committee appointed by the Board to administer the Plan.

      1.7. "Company" means CFS Bancorp, Inc.

      1.8. "Company Stock" means CFS Bancorp, Inc. common voting stock.

      1.9. "Company Stock Account" means the sub-account under each Participant's Individual Account to which shares of Company Stock will be credited as of each Accounting Date.

      1.10. "Company Stock Dividend" means the cash dividend payable with respect to one (1) share of Company Stock which shall be equal to and payable under the Plan at the same time as a cash dividend is paid with respect to one
(1) share of Company Stock. Section 3.4 provides for the method by which Company Stock Dividends will be allocated to a Participant's Company Stock Account.

      1.11. "Director" means any duly elected and serving member of the board of directors or advisory board of directors of the Company, the Bank or an Affiliate.


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      1.12. "Effective Date" means the effective date of this Plan, which is
January 1, 2005.

      1.13. "Fair Market Value" means the per share value of a share of Company Stock, as determined by the Committee in its sole discretion.

      1.14. "Fees" means all fees payable to a Participant for a Plan Year, for services rendered to the Company, the Bank or an Affiliate as a Director, with respect to such Plan Year, including cash retainers, fees for attendance at regularly scheduled board meetings, special meetings called from time to time and any and all meetings of committees of the board of directors.

      1.15. "Individual Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.1. Such Individual Account is comprised of whichever of the following sub-accounts are applicable to a particular Participant: Company Stock Account and Interest Bearing Account.

      1.16. "Interest Bearing Account" means the sub-account under a Participant's Individual Account to which interest will be credited as of each Accounting Date.

      1.17. "Participant" means a Director who becomes a Participant pursuant to
Article II of the Plan.

      1.18. "Participation Agreement" means the written agreement between the Participant and the Company, pursuant to which the Participant elects to defer receipt of Fees, elects an investment alternative, designates a beneficiary, and elects the time of distribution of benefits under the Plan.

      1.19. "Plan" means this Directors' Deferred Compensation Plan of CFS Bancorp, Inc.

      1.20. "Plan Year" means the 12-month period beginning each January 1 and ending each December 31.

      1.21. "Trust" means the agreement entered into between the Company and the Trustee pursuant to Article IV.

      1.22. "Trustee" means such independent financial institution as shall be designated in the Trust to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor to the Trustee initially designated thereunder.

                                   ARTICLE II

                                  PARTICIPATION

      2.1. Eligibility. Each Director shall be eligible to participate in the Plan on its Effective Date, or if later, on or after the date he becomes a Director.


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      2.2. Participation and Deferrals. A Director shall become a Participant by electing, on a Participation Agreement, to defer the receipt of all or any portion of the Fees he would otherwise receive with respect to a Plan Year, consistent with Section 2.3.

      2.3. Participation Agreement. As a condition to the Company's and the Committee's obligation to withhold and credit deferred Fees for a Participant under the Plan, the Participant must execute a Participation Agreement on such forms as shall be prescribed by the Committee.

      (a) Timing of Execution and Delivery of Participation Agreement. Except as provided below, a Participation Agreement must be executed by the Participant and the Committee prior to the first day of the Plan Year in which the Fees specified in the Participation Agreement will be paid. For example, to defer Fees payable in the 2006 Plan Year, a Participation Agreement must be executed on or prior to December 31, 2005. The Participation Agreement may not be amended or revoked during the Plan Year.

      (b) Directors Elected Mid-Year. Notwithstanding subsection (a), a non-employee who is elected or appointed to fill a vacancy on the Board and who was not a Director on the preceding December 31st may, by completing a Participation Agreement, elect to defer Fees for the balance of the Plan Year and succeeding Plan Years. In order to defer Fees under this subsection (b), the newly elected or appointed Director must, within thirty (30) days after such election or appointment, execute and deliver a Participation Agreement to the Committee, which will be effective for Fees payable on or after the date the executed Participation Agreement is delivered to the Committee.

      (c) Modification of Participant Deferral Election. During each December, a Participant and the Committee may execute and deliver an amended Participation Agreement which increases, decreases, commences or terminates the deferral of the Participant's Fees payable after the 31st day of that December.

                                  ARTICLE III

                            DEFERRALS AND ALLOCATIONS

      3.1. Establishment of Individual Accounts. The Committee shall establish and maintain an Individual Account for each Participant, to which the Committee shall credit the Fees deferred by the Participant pursuant to Article II and from which the Committee shall debit all amounts paid to the Participant or his or her designated beneficiary pursuant to Article V.

      3.2. Accounting. As of each Accounting Date, each Participant's Individual Account will be adjusted as follows:

      (a) First, by charging the Individual Account with any distributions pursuant to Article V made to or on behalf of the Participant or his or her designated beneficiary since the last Accounting Date.


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      (b)   Second, by allocating any Company Stock Dividends which are allocable to the Participant's Company Stock Account in accordance with Section 3.4.

      (c) Third, by allocating any interest which is allocable to the Participant's Interest Bearing Account in accordance with Section 3.6.

      (d) Finally, by crediting the Individual Account with any deferred Fees that are to be allocated in accordance with Section 3.7.

      3.3. Conversion of Deferrals. For deferred Fees that are to be invested in Company Stock and allocated to the Participant's Company Stock Account on any Allocation Date, such Account shall be credited with a number of shares of Company Stock, including fractions thereof, determined by dividing the Fair Market Value of the Company's common stock on that Accounting Date into the applicable amount of such deferred Fees to be invested in shares of Company Stock since the last Accounting Date.

      3.4. Allocation of Company Stock Dividends to Company Stock Accounts. As of each Accounting Date, the number of shares of Company Stock, including fractions thereof, allocated to a Participant's Company Stock Account shall be credited with any Company Stock Dividends which were paid with respect to such shares of Company Stock since the preceding Accounting Date. The aggregate amount of such Company Stock Dividends shall be divided by the Fair Market Value of the Company Stock as of the Accounting Date specified in the first sentence of this Section to determine the number of shares of Company Stock, including fractions thereof, to be credited to the Participant's Company Stock Account.

      3.5. Changes in Stock. In the event of any change in Company Stock through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock shall be converted into or substituted for the present Company Stock as the result of any merger, consolidation, reorganization or similar transaction, then the Committee shall make appropriate adjustment in the aggregate number, price and kind of shares of Company Stock held in each Individual Account.

      3.6. Allocation of Interest to Interest Bearing Accounts. The interest rate to be credited to a Participant's Interest Bearing Account as of each Accounting Date shall be equal to Forty-Five Percent (45%) of the prime rate as reported in the Wall Street Journal on the applicable Accounting Date. Interest shall be compounded on each Accounting Date, based on the amount of the Participant's Individual Account allocated to the Interest Bearing Account as of the prior Accounting Date.

      3.7. Crediting of Deferrals. All amounts deferred by a Participant pursuant to Article II shall be credited to the Participant's Individual Account effective as of the Accounting Date immediately following the period in which the Fees would otherwise have been paid to the Participant had they not been deferred.


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                                   ARTICLE IV

                             INVESTMENT OF DEFERRALS

      4.1. Trust and Investments. Each Participant's deferrals under the Plan shall be credited to the Participant's Individual Account as provided in Section
3.2 and may be invested by the Trustee in accordance with the terms and conditions of the Trust. The Participant may, upon (i) initial enrollment in the Plan, and (ii) making any subsequent deferral election, direct that his or her Individual Account be invested in shares of Company Stock in the Trust, credited to the Interest Bearing Account, or in a combination of these investments. The Participant may change his or her investment direction at any time after the initial election; provided, however, any such change shall relate only to Fees being deferred in the the Plan Year to which the deferral election which includes the investment direction relates. Thus, once given, an investment direction applicable to Fees deferred in a particular Plan Year cannot later be changed insofar as it relates to such Fees.

      4.2. Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Company to make benefit payments in the future. No provision of the Plan shall impose or be deemed to impose any obligation upon the Company, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Trustee from the Trust or by the Company from its general assets. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company or any Affiliate prior to the time benefits are distributed as provided in Article V.

                                   ARTICLE V

                                  DISTRIBUTIONS

      5.1. Time of Payment of Benefits. All amounts credited to a Participant's Individual Account shall be distributed for the benefit of a Participant (or his designated beneficiary) as soon as administratively practicable following the earlier of (i) the Participant's death, (ii) the date the Participant ceases to be a Director or (iii) the date elected by the Director.

      5.2. Method of Payment of Benefits. The balance of a Participant's Individual Account shall be distributed in a single sum payment unless the Participant has made an election, at the time of his or her initial deferral election, to receive the distribution in annual installments over a period of five (5) years. All shares of Company Stock held in the Company Stock Account at the time of distribution will be distributed in kind, and all amounts invested in the Interest Bearing Account at the time of distribution will be distributed in cash.

      5.3. Benefit Payment Elections. In order to be effective, a Participant's election to receive installment payments or to select an earlier distribution date must be made by delivering a Participation Agreement to the Committee that includes such elections at the same time as the


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Participant's initial deferral election. If the Participant does not elect to receive installment payments or if such election is not timely or properly made under this Section 5.3, the Company shall pay the entire benefit in the form of a single sum within nine (9) months after the date the Participant first becomes eligible for the distribution under Section 5.1. If the Participant does not elect an additional distribution date, or if such election is not timely or properly made under this Section 5.3, the Company shall pay the benefit at the time provided in Section 5.1.

      5.4. Death of a Participant and Beneficiary Designation.

      (a) Time of Payment. In the event of a Participant's death prior to the time his benefits under the Plan are distributed, the balance in his Individual Account shall be paid, or begin to be paid, to his designated beneficiary within nine (9) months of the date of the Participant's death.

      (b) Designation of Beneficiaries. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid to his estate.

      5.5. Participant Ceases to be a Director. In the event a Participant ceases to be a Director prior to the time his benefits under the Plan are distributed, the balance in his Individual Account shall be paid, or begin to be paid, within nine (9) months of the Participant's cessation as a Director.

                                   ARTICLE VI

                               PLAN ADMINISTRATION

      6.1. Administration by the Committee. The Committee shall be responsible for administering the Plan. Except as the Company shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details. No Participant who is also a member of the Committee shall vote on any matter concerning that Participant's individual benefit hereunder.

      6.2. Powers and Responsibilities of the Committee.

      (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner and timing of any distribution of benefits under the Plan; to resolve any claim for benefits in accordance with Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation,


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            or application of the Plan by the Committee shall be final, conclusive and binding on all persons. All actions by the Committee shall be taken pursuant to uniform standards applied to all similarly situated persons.

      (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Fees of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

      (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Company or the Company's legal counsel.

      (d) Application and Forms for Benefits. The Committee may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

      6.3. Liabilities. The Committee members shall be indemnified and held harmless by the Company with respect to any actual or alleged breach of responsibilities performed or to be performed hereunder in their official capacities in the administration of the Plan.

      6.4. Claims Procedure.

      (a) Filing a Claim. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

      (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("Claimant"), the Claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based.

      (c) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

      6.5. Trustee. The Company shall appoint an independent financial institution to act as Trustee under the Trust Agreement. The Trustee shall serve at the pleasure of the Company and


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its powers and responsibilities shall be set forth in a written Trust Agreement between the Company and the Trustee. An amount equal to the amount of contributions made pursuant to the Plan may be contributed to the Trust and held by the Trustee in accordance with the terms of the Trust Agreement.

                                  ARTICLE VII

                            AMENDMENT AND TERMINATION

      The Company may amend, suspend or terminate the Plan, in whole or in part, without the consent of the Committee, Participants, beneficiaries or any other person, except that no amendment, suspension or termination shall retroactively impair or otherwise adversely affect (without written consent) the rights of a Participant or beneficiary which have accrued prior to the date of such action, as determined by the Committee in its sole discretion. It is noted, however, that the Participant's benefits under the Plan constitute mere unsecured claims on the general assets of the Company.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1. Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, without regard to the choice of law principles thereof, except in those areas preempted by the laws of the United States of America in which case such laws will control.

      8.2. Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

      8.3. Participant's Rights; Acquittance. No Participant shall acquire any right to be retained as a Director by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination as a Director shall he have any right or interest in or to any Plan assets other than as specifically provided herein.

      8.4. Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

      8.5. Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.


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      8.6. No Enlargement of Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company or any Affiliate and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ or as a Director or limit the right of the Company to employ or discharge any person with or without cause.

      8.7. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company, the Committee nor any individual acting as an employee or agent of the Company shall be liable to any Participant, Director or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

      8.8. Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan.

      8.9. Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

      8.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      8.11. Action by the Company. Any action required of or permitted by the Company under the Plan shall be by resolution of its Board, or by resolution of a committee of the Board or by a person or persons authorized by resolution of the Board or a committee.

      8.12. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.


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                                   SIGNATURES


      IN WITNESS WHEREOF, the Company has caused this Directors' Deferred Compensation Plan of CFS Bancorp, Inc. to be established by its officers hereunder duly authorized, this 20th day of December, 2004, but effective as of January 1, 2005.



                                        CFS BANCORP, INC.



                                        By: /s/ Thomas F. Prisby
                                            ---------------------------------
                                             Thomas F. Prisby, President,
                                             Chief Executive Officer



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